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EXHIBIT 99.1

2/11/00 - IBS INTERACTIVE SIGNS DEFINITIVE AGREEMENT TO MERGE WITH digital fusion, inc. PRESS RELEASE

IBS Interactive Expands Billable Employee Base, Customer Base, and Geographic Reach CEDAR KNOLLS, NJ - February 11, 2000. IBS Interactive, Inc. (Nasdaq: IBSX)
- Internet and IT business solutions provider ("the Company"), announced that it has signed a definitive agreement to merge with digital fusion, inc. ("digital fusion"), a Tampa, FL -based provider of e-business services including custom Internet application development and Customer Relationship Management (CRM) implementation services. "Our merger with digital fusion is a significant step in positioning IBS Interactive as a leading e-business solutions provider to medium-sized businesses and organizations. Together we are well positioned to take advantage of the explosive growth projected for e-business services,." said Nick Loglisci, President and Chief Executive Officer of IBS Interactive. "By adding to our technical personnel and proprietary technology base, we will be better able to help our clients fully achieve their competitive advantages using the Internet. We are adding customer relationship management and the linking of legacy systems with web-enabled systems to IBS Interactive's' ability to deliver a powerful Web presence and build and maintain a robust infrastructure. In addition, this merger accelerates our sales and market expansion plans as many of digital fusion's offices are located in geographic areas that we had targeted." With this acquisition, IBS Interactive adds 75 senior programmers and consultants with experience in back-end system integration, project management and large scalable systems implementation such as CRM, Financial Accounting, ERP, and Web-based time and expense (T&E) reporting. IBS Interactive also adds to its technical expertise in the areas of C, C++, Java, Powerbuilder, Visual Basic, Visual Basic script, EA Server and Object-Oriented design. Digital fusion has partner relationships with Microsoft, Sybase, IBM and Netscape. Under the terms of the agreement, IBS Interactive will purchase 100% of digital fusion's outstanding stock for 975,000 unregistered IBS Interactive common shares and a $500,000 subordinated three-year note. The Company expects the transaction to close within 60 days. IBS Interactive's Board of Directors and digital fusion's shareholders have each approved the merger. Other than customary closing contingencies, the merger is subject only to IBS Interactive's refinancing or assumption of digital fusion's long-term debt. Privately-held digital fusion, with offices in the Tampa and Orlando, FL; Detroit, MI; Minneapolis, MN; Birmingham, AL and Washington, D.C. markets, is a provider of e-business consulting services serving middle market organizations. The company counts Internet Application Development, Client/Server Application Development, ERP and CRM implementation, Project Management, Technical Architecture Review and Recommendation, and Education and Technical Mentoring among its areas of expertise. digital fusion's customer base includes companies such as Harcourt Brace, Robert Mondavi Wineries, Borders Books, Sonoco Products Company, Bridgestone/Firestone, Compaq, CBS Direct, General Motors, and Pratt & Whitney. digital fusion's unaudited revenues for the fiscal year ended December 31, 1999 were $9.5 million. digital fusion currently employs 104 individuals. Upon completion of the merger, it is expected that digital fusion's top managers will join IBS Interactive's management team. Roy Crippen, a founder and digital fusion's Chief Operating Officer, will become the Chief Operating Officer and a member of the Board of Directors of IBS Interactive. Sean Mann, a founder and digital fusion's President will become Executive Vice President of Business Development of IBS Interactive. Concluded Mr. Loglisci, "We are delighted to have key members of digital fusion management join our team. Roy's prior experience as Chief Operating Officer of PowerCerv Corporation (Nasdaq: PCRV) and Sean's experience in mergers and acquisitions while at Modis Professional Services, formerly Accustaff, should prove to be invaluable assets to IBS Interactive as we execute our plan to become a dominant e-business solutions provider." About IBS Interactive IBS Interactive provides comprehensive, cost-effective Internet and information technology solutions to businesses and organizations. Services are designed to enable companies to operate more efficiently by outsourcing their Internet functions, computer networking, maintenance and technical support. IBS offers Internet Programming and Applications Development, Internet Consulting and Enterprise services and Internet Connectivity. Internet Programming and Applications Development services include web programming, database development and distance learning. Internet Consulting and Enterprise services includes information technology consulting, network design, implementation, training and support. Internet Connectivity services include website hosting, leased line services and dial-up and e-mail access. About digital fusion digital fusion was founded in May 1997



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and through the acquisition of the general consulting and education division of
PowerCerv Corporation in March 1999 has become a leading provider if e-business professional services to the middle market. Digital fusion has offices in Tampa and Orlando, FL; Detroit, MI; Minneapolis, MN; Birmingham, AL and Washington, D.C. with representative customers which include Harcourt Brace, Robert Mondavi Wineries, Borders Books, Sonoco Products Company, Bridgestone/Firestone, Compaq, CBS Direct, General Motors, and Pratt & Whitney. IBS Interactive's web address is: http://www.interactive.net digital fusion's web address is: http://www.digifuse.com Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meanings of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in market demand; changes in service mix; and the risk factors listed from time to time in the Company's report filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. The words "believe", "estimate", "intend", "anticipate", and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements. ###